UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 15, 2011

ASPEN TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-24786	04-2739697
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Wheeler Road, Burlington, MA	01803
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 221-6400

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                             Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)

On February 15, 2011, the board of directors elected Simon J. Orebi Gann as one of our Class III directors effective immediately.  His term will expire at the 2011 Annual Meeting of Stockholders.

Upon his election to the board, Dr. Orebi Gann was granted a stock option to acquire 24,000 shares of our common stock.  He will receive cash compensation in accordance with our Director Compensation Policy, a copy of which is attached as Exhibit 10.43 to the Registration Statement on Form S-1 we filed with the Securities and Exchange Commission on July 30, 2010.

Dr. Orebi Gann served as the Chief Information Officer and a member of the Executive Committee of BP Integrated Supply and Trading from 2000 until his retirement in 2008.  From 1996 to 2000, Dr. Orebi Gann served as Managing Director of Technology for the London International Financial Futures and Options Exchange.  From 1979 to 1996, he served as Chief Information Officer of Marks & Spencer plc, an international retailer.  Dr. Orebi Gann served as a director of MapInfo Corporation, a provider of location intelligence solutions, from 2004 until its sale to Pitney Bowes Inc. in April 2007.  Dr. Orebi Gann is 61 years old.

On February 16, 2011, we issued a press release announcing the election of Simon J. Orebi Gann to our board of directors.  The full text of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01                                             Financial Statements and Exhibits.

(d)                                 Exhibits.

The following exhibit is filed as part of this report:

Exhibit No.	Description

99.1	Press release issued by Aspen Technology, Inc. on February 16, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASPEN TECHNOLOGY, INC.

Date: February 16, 2011	By:	/s/ Frederic G. Hammond
Frederic G. Hammond
Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release issued by Aspen Technology, Inc. on February 16, 2011.